CAL-BAY INTERNATIONAL, INC.

EXHIBIT 11

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

ALL COMPUTATIONS BELOW REPRESENT THE COMPUTATIONS FOR BOTH PRIMARY AND FULLY DILUTED EARNING PER SHARE:

PRO FORMA EARNINGS PER SHARE FOR THE YEAR ENDED DECEMBER 31, 1999:

PRO FORMA NET INCOME (LOSS): $ (13,080)

WEIGHTED AVERAGE OF SHARES OUTSTANDING 17,112,000 = $ (0.00)

PRO FORMA EARNINGS PER SHARE FOR THE YEAR ENDED DECEMBER 31, 2000:

PRO FORMA NET INCOME (LOSS): $ 4,948

WEIGHTED AVERAGE OF SHARES OUTSTANDING 17,112,000 = $ 0.00

PRO FORMA EARNINGS PER SHARE FOR THE PERIOD ENDED FEBRUARY 22, 2001:

PRO FORMA NET INCOME (LOSS): $ 88

WEIGHTED AVERAGE OF SHARES OUTSTANDING 17,112,000 = $ 0.00

EARNINGS PER SHARE FOR THE PERIOD ENDED APRIL 30, 2001:

NET INCOME (LOSS): $ 11,677

WEIGHTED AVERAGE OF SHARES OUTSTANDING 17,112,000 = $ 0.00

EARNINGS PER SHARE FOR THE PERIOD FROM 2/23 - 6/30 (UNAUDITED):

NET INCOME (LOSS): $ (527)

WEIGHTED AVERAGE OF SHARES OUTSTANDING 17,112,000 = $ (0.00)

EARNINGS PER SHARE FOR THE THREE MONTHS ENDED JUNE 30, 2001 (UNAUDITED):

NET INCOME (LOSS): $ (17,454)

WEIGHTED AVERAGE OF SHARES OUTSTANDING 17,112,000 = $ (0.00)

PRO FORMA EARNINGS PER SHARE FOR THE THREE MONTHS ENDED JUNE 30, 2000 (UNAUDITED):

PRO FORMA NET INCOME (LOSS): $ (2,370)

WEIGHTED AVERAGE OF SHARES OUTSTANDING 17,112,000 = $ (0.00)

PRO FORMA EARNINGS PER SHARE FOR THE SIX MONTHS ENDED JUNE 30, 2001 (UNAUDITED):

PRO FORMA NET INCOME (LOSS): $ (439)

WEIGHTED AVERAGE OF SHARES OUTSTANDING 17,112,000 = $ (0.00)

PRO FORMA EARNINGS PER SHARE FOR THE SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED):

PRO FORMA NET INCOME (LOSS): $ 3,845

WEIGHTED AVERAGE OF SHARES OUTSTANDING 17,112,000 = $ 0.00